Exhibit 23.2
ValueKnowledge LLC
Business Valuations/Seeking Fairness
15 Spinning Wheel Road, Suite 210, Hinsdale, IL 60521
tel: 630-655-8411 fax: 630-455-9078
www.valueknowledge.com
September 28, 2009
Cardiovascular Systems, Inc.
651 Campus Dr.
St. Paul, MN 55112
Re: Consent of ValueKnowledge LLC
Ladies and Gentlemen:
We hereby consent to the references to our firm’s name for the purpose of the incorporation by reference of such information from the Cardiovascular Systems, Inc. Form 10-K for the fiscal year ended June 30, 2009 into the Registration Statements of Cardiovascular Systems, Inc. on Forms S-8 (File Nos. 333-158987, 333-158755, 333-135954, 333-160609, and 333-160610).
Sincerely,
ValueKnowledge LLC